UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 9, 2017

Yum China Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-37762	81-2421743
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

7100 Corporate Drive Plano, Texas 75024 United States of America	16/F Two Grand Gateway 3 Hongqiao Road Shanghai 200030 People’s Republic of China
(Address, including zip code, of principal executive offices)

(888) 298-6986

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02 Unregistered Sales of Equity Securities.

As previously reported, Yum China Holdings, Inc. (the “Company”) is party to investment agreements dated September 1, 2016 (the “Investment Agreements”) with each of Pollos Investment L.P., an affiliate of Primavera Capital Group (“Primavera”), and API (Hong Kong) Investment Limited, an affiliate of Zhejiang Ant Small and Micro Financial Services Group Co., Ltd. (“Ant Financial” and, together with Primavera, the “Investors”). Pursuant to the Investment Agreements, on November 1, 2016, the Company issued 17,064,172.74 and 2,080,996.68 shares of common stock (the “Closing Shares”) to Primavera and Ant Financial, respectively, subject to adjustment as described below.

On January 9, 2017, following the expiration of the post-closing measurement period specified in the Investment Agreements, the Company repurchased from Primavera and Ant Financial 699,394.74 and 85,291.68 shares of Company common stock, respectively, at par value of $0.01 per share of Company common stock (the “Post-Closing Adjustment”).

In addition, on January 9, 2017, pursuant to the terms of the Investment Agreements, the Company issued to each of the Investors two tranches of warrants (together, the “Warrants”). Upon exercise, the first tranche of Warrants provide Primavera and Ant Financial with the right to purchase 7,309,057 and 891,348 shares of Company common stock, respectively, at an exercise price of $31.40 per share. The second tranche of Warrants provide Primavera and Ant Financial with the right to purchase the same number of shares of Company common stock purchasable by Primavera and Ant Financial, respectively, under the first tranche of Warrants, at an exercise price of $39.25 per share. The Warrants may be exercised at any time or from time to time through October 31, 2021 and contain customary anti-dilution protections.

As a result of the issuance of the Closing Shares and the Post-Closing Adjustment (excluding shares issuable upon exercise of the Warrants), Primavera and Ant Financial collectively beneficially owned approximately 4.8% of the outstanding shares of Company common stock as of January 9, 2017, or approximately 8.7% of the outstanding shares of Company common stock as of January 9, 2017 assuming the full exercise of both tranches of Warrants by each of the Investors.

The issuance of the Warrants was exempt from registration under Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”). Each of the Investors represented to the Company that such Investor was an accredited investor and was acquiring the Warrants for its own account for the purpose of investment and not with a view to, or for sale in connection with, any distribution thereof, that such Investor had no present intention or plan to effect any distribution of the Warrants, and that such Investor could bear the risks of the investment and afford a complete loss of its investment. The Investors received written disclosures that the Warrants had not been registered under the Securities Act and that any resale must be made pursuant to a registration statement or an available exemption from such registration.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits. The following exhibits are provided as part of this Form 8-K:

Exhibit No.	Exhibit

10.1	Investment Agreement, dated as of September 1, 2016, by and among Yum! Brands, Inc., Yum China Holdings, Inc. and Pollos Investment L.P. (incorporated by reference to Exhibit 10.11 to Amendment No. 5 to Yum China Holdings, Inc.’s Registration Statement on Form 10, filed on September 16, 2016).

10.2	Investment Agreement, dated as of September 1, 2016, by and among Yum! Brands, Inc., Yum China Holdings, Inc. and API (Hong Kong) Investment Limited (incorporated by reference to Exhibit 10.12 to Amendment No. 5 to Yum China Holdings, Inc.’s Registration Statement on Form 10, filed on September 16, 2016).

10.3	Warrant No. 1 issued to Pollos Investment L.P. on January 9, 2017

10.4	Warrant No. 2 issued to Pollos Investment L.P. on January 9, 2017

10.5	Warrant No. 1 issued to API (Hong Kong) Investment Limited on January 9, 2017

10.6	Warrant No. 2 issued to API (Hong Kong) Investment Limited on January 9, 2017

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 9, 2017

YUM CHINA HOLDINGS, INC.

	By:	/s/ Shella Ng
Name: Shella Ng
Title: Chief Legal Officer and Corporate Secretary

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